Exhibit (f)(2)

Code of Ethics

AARP Financial Incorporated

Section 1: Background

Except as otherwise noted in this Code of Ethics concerning Access Persons, all AARP Financial Incorporated (“AARP Financial”) directors, officers and employees (collectively, “personnel”) must comply with our Code of Ethics, which provides a standard of business conduct for personnel and imposes restrictions on the purchase or sale of securities for certain personnel with regard to their own accounts and the accounts of certain affiliated persons.

AARP Financial has organized a Code of Ethics Review Committee which meets regularly to review actual and perceived violations of the Code and determine if any sanctions or actions should be recommended to senior management. The Code of Ethics is an organic document that is subject to regular review by the Code of Ethics Review Committee to examine the impact to the Code of Ethics of changes in AARP Financial’s business activities, personnel, and emerging risks.

The Code of Ethics has also been adopted in compliance with the requirements of Rule 204A-1 under the Investment Advisers Act of 1940, as amended, and Rule 17j-1 under the Investment Company Act of 1940, as amended, and to ensure compliance with Federal Securities Laws.

The Code of Ethics requires pre-clearance and regular reporting of all personal securities transactions, except certain exempt transactions such as purchases and sales of U.S. Government securities. Each AARP Financial personnel is also required to annually affirm compliance with AARP’s Ethics Policy and Conflict of Interest Disclosure.

This Code of Ethics has been approved and adopted by the Board of Trustees of AARP Financial. Terms that are capitalized in this Code of Ethics are defined in Section 15 below.

Section 2: Fiduciary Standards

This Code of Ethics is based on the overriding principle that, as fiduciaries to the AARP Funds and AARP Portfolios, their shareholders and AARP members serviced by AARP Financial product lines (“Clients”), AARP Financial personnel must act in the best interests of its Clients. The confidence and trust placed in AARP Financial by our Clients is something we value and endeavor to protect. Accordingly, AARP Financial has adopted this Code and implemented policies and procedures to prevent fraudulent, deceptive and manipulative practices and to ensure compliance with the Federal Securities Laws and the fiduciary duties owed to our Clients.

All AARP Financial personnel must conduct themselves at all times in accordance with Federal Securities Laws and the following mandates:

a)	Clients’ interests take priority. In the course of performing their duties and responsibilities AARP Financial personnel must at all time place the interests of Clients ahead of their own personal interests.

b)	Conflicts of interest or the appearance of conflicts of interest must be avoided. AARP Financial personnel must not take advantage of the trust that Clients have placed in them. All personnel must avoid any situation that might present a conflict or the perception of a conflict. All personnel must avoid situations that might be perceived as an impropriety or a compromise to the AARP Financial personnel’s fulfillment of his/her duties and responsibilities.

AARP Financial personnel also must not:

a)	Employ any device, scheme or artifice to defraud a Client;

b)	Make to a Client any untrue statements of a material fact or omit to state to a Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

c)	Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon a Client;

d)	Engage in any manipulative practice with respect to a Client;

e)	Use their positions, or any investment opportunities presented by virtue of their positions, to personal advantage or to the detriment of a Client; or

f)	Conduct personal trading activities in contravention of this Code or applicable legal principles or in such a manner as may be inconsistent with the duties owed to Clients as a fiduciary.

These general standards are meant as overriding guidelines to be adhered to in all current and emerging situations and are not limited to the detailed behavior specifically discussed in the Code.

Section 3: Duty of Confidentiality

AARP Financial personnel must keep confidential at all times any nonpublic information they may obtain as a result of their duties and responsibilities at AARP Financial. This includes, but is not limited to, information concerning the following:

a)	AARP Funds, AARP Portfolios

b)	Any financial product developed or serviced by AARP Financial,

c)	Any and all new business initiatives including start-up products or enhancements of existing products,

d)	Clients or prospective Clients including their identities, their investments and their account activity, and

e)	Any AARP Financial personnel particularly, their pay and performance ratings.

No confidential or nonpublic information is to be released without consulting the Chief Compliance Officer in advance. AARP Financial personnel should be diligent in not only ensuring that information is not released but protecting it from unlawful or inappropriate third party access.

Section 4: Reporting and Investigating Concerns of Suspected Wrongdoing

AARP Financial requires personnel to promptly disclose concerns of suspected wrongdoing and violations of this Code. Wrongdoing includes but is not limited to: violation of the Federal Securities Laws, misuse of corporate assets, and misuse of nonpublic information. Reports should be made directly to the Chief Compliance Officer or her delegate. If anonymity is desired, please call outside counsel David Leahy of Sullivan & Worcester LLP, 1666 K Street, NW, Washington DC 20006. His telephone number is 202-775-1201. Mr. Leahy will then forward the anonymous report to the Chief Compliance Officer.

Section 5: Gift Policy

AARP Financial personnel cannot give, accept or solicit gifts including business meals, entertainment or promotional gifts of material value from any person or entity doing business with AARP Financial, AARP Funds, or AARP Portfolios. AARP Financial personnel may give or accept gifts of common courtesies of a de minimus value ($25 or less). If the value of a gift exceeds the de minimus but is otherwise not material, AARP Financial personnel may give or accept the gift but is responsible for maintaining a record of all gifts received or given. If there is any doubt regarding the propriety or value of a gift, AARP Financial personnel should obtain prior approval from the Chief Compliance Officer or her delegate. Gifts of cash or cash equivalents must not be accepted under any circumstances.

Section 6: Outside Employment

AARP Financial personnel are prohibited from working for any business or enterprise in the financial services industry that competes with AARP Financial. AARP Financial personnel are prohibited from providing services to any other organization that could directly or indirectly benefit from any of AARP Financial’s confidential information. If secondary employment does not violate the above restrictions, AARP Financial personnel may accept employment but only with prior approval of the Chief Compliance Officer or her delegate. All reportable employment activities should be reported to the Chief Compliance Officer or her delegate prior to undertaking the activities. Activities to be approved include: all compensated positions outside of AARP Financial, all entrepreneurial activities, volunteer positions that involve finance activities, serving in any federal, state or local government authority, and serving on the Board of Directors of any company, whether public or private.

Section 7: Insider Trading Policy

All AARP Financial personnel are prohibited from taking personal advantage of their knowledge of recent or impending securities related activities of AARP Financial, AARP Funds, or AARP Portfolios. AARP Financial personnel are prohibited from purchasing or selling (including shorting), directly or indirectly, any security when they have knowledge of any confidential information that might directly or indirectly affect the value of that security. This prohibition applies to all securities in which an AARP Financial personnel has beneficial ownership, including all securities owned by his/her spouse or minor children. Any violation of this policy will result in severe penalties, including possible termination of employment from AARP Financial.

Section 8: Trading in AARP Funds

AARP Financial personnel must comply in all respects with the AARP Funds’ prospectus, including the restrictions on market timing activities and exchanges. The Compliance Department will monitor trading activity and review all short term trades of AARP Funds shares occurring within sixty calendar days. AARP Financial personnel will be required to relinquish all applicable short term profits if it has been determined by the Compliance Department that the terms of the prospectus have been violated. If deemed appropriate, abusive activity may result in termination of employment from AARP Financial. AARP Financial Personnel are also restricted from short term trades in Reportable Securities, as described below.

Section 9: Additional Trading Restrictions for Access Persons

For purposes of the Code of Ethics, Access Person is defined as any:

a)	Director of AARP Financial,

b)	Officer of AARP Financial, and

c)	Employee of AARP Financial who in the course of his or her regular duties is regularly privy to confidential or nonpublic information regarding AARP Funds, AARP Portfolios, or other AARP Financial products.

The AARP Financial Compliance Department will notify all Access Persons of their additional duties and responsibilities under the Code of Ethics. The restrictions set forth in this section will apply to all transactions in which an Access Person has or will acquire beneficial ownership of a Reportable Security, including transactions by a spouse or minor child. However, the restrictions do not apply to transactions involving the following types of securities: (1) direct obligations of the Government of the United States; (2) high quality short-term debt instruments, including bankers’ acceptances, bank certificates of deposit, commercial paper, and repurchase agreements; (3) shares of open-end investment companies other than any registered investment company advised by

AARP Financial (such as the AARP Funds) or any registered investment company whose investment adviser or principal underwriter controls, is controlled by or is under common control with AARP Financial; (4) shares of exchange traded funds organized as open-end investment companies or unit investment trusts that are not advised by AARP Financial or any by any investment adviser or principal underwriter that controls, is controlled by or is under common control with AARP Financial.

Each Access Person shall obtain the prior approval of the AARP Financial Compliance Department for all personal securities transactions in Reportable Securities except for:

a)	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

b)	Purchases or sales of Reportable Securities which are not eligible for purchase or sale by any Client;

c)	Purchases or sales which are non-volitional on the part of either the Access Person or the Client;

d)	Transactions in securities which are not Reportable Securities;

e)	Purchases which are part of an Automatic Investment Plan;

f)	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

g)	Any equity securities transaction, or series of related transactions, involving 500 shares or less in the aggregate, if the issuer has a market capitalization (outstanding shares multiplied by the current price per share) greater than $1 billion; and

h)	Any fixed income securities transaction, or series of related transactions, involving 100 units ($100,000 principal amount) or less in the aggregate, if the Access Person has no prior knowledge of transactions in such securities on behalf of a Client.

Access Persons are subject to pre-clearance of certain securities transactions. While Access Persons are not prohibited from placing margin trades, buying or selling of futures and options, private placements, IPOs or short selling, all such proposed activity must receive prior approval from the AARP Financial Compliance Department. The AARP Financial Compliance Department will notify the Access Person if his/her proposed securities transactions are permitted under the Code of Ethics. Note that AARP Financial Compliance Department will retain the authority to apply any and all of the trading restrictions to all personnel or groups of personnel if it deems it appropriate.

Section 10: Required Reports/Certifications

•	Disclosure of personal holdings – Annual and Initial Holdings Reports. All AARP Financial personnel other than disinterested directors are required to disclose their personal securities holdings to the AARP Financial Compliance Department upon commencement of employment with AARP Financial, including holdings of all open-end investment companies and unit investment trusts. These disclosures must identify the title, number of shares, exchange ticker symbol or CUSIP number and principal amount with respect to each security holding (whether held directly or indirectly). Copies of the most recent brokerage statements must be submitted. All AARP Financial personnel other than disinterested directors are required to submit this information on an annual basis on a date selected by the Chief Compliance Officer.

•	Records of securities transactions. All AARP Financial personnel must notify the AARP Financial Compliance Department if they open a brokerage account. They must arrange to have duplicate confirmations of securities transactions and copies of all periodic statements transmitted to AARP Financial Compliance Department from existing and newly opened accounts. If AARP Financial personnel execute a transaction in Reportable Securities, he/she must submit a transaction report to the Chief Compliance Officer which includes the date of the transaction, the title, number of shares, exchange ticker symbol or CUSIP number, the nature of the transaction (whether sale, purchase or other type of disposition), price of the transaction, and the name of the broker, dealer, or bank through which the transaction was effected.

•	Certification of compliance. All AARP Financial personnel must certify annually to the AARP Financial Compliance Department that they have read and understand the Code of Ethics, that they have complied with ALL requirements of the Code of Ethics and that they have recorded all transactions required to be reported under the Code of Ethics. The Compliance Department will deliver a copy of the Code of Ethics to all AARP Financial personnel annually as well as any amendments to the Code of Ethics.

Section 11: Sanctions

In the event of a violation of the Code of Ethics, AARP Financial senior management will impose such sanctions as deemed necessary and appropriate. Sanctions range from a letter of censure, suspension of employment without pay, referral to the appropriate regulatory agency or permanent termination of employment.

Section 12: Review of Compliance Reports on the Code of Ethics

The AARP Financial Compliance Department will provide to the Board of Directors of AARP Financial an annual report that includes, but is not limited to, the following:

•	A description of issues that have arisen under the Code of Ethics since the last reporting period including such items as any violations of the Code, sanctions imposed in response to the violations, changes in the Code and any recommended changes; and

•	A certification that AARP Financial has adopted such procedures as are reasonably necessary to prevent access persons from violating the Code of Ethics.

Section 13: Record Retention

AARP Financial will maintain all records required by Rule 17j-1 of the Investment Company Act of 1940 and Rule 204A-1 and Rule 204-2 of the Investment Advisers Act of 1940 including copies of the Code of Ethics, records of violations and sanctions, if applicable, holdings and transactions reports, copies of AARP Financial personnel certifications, list of all Access Persons within the last 5 years, and copies of the annual reports and certifications to the Board of Directors.

Section 14: Waivers

The Chief Compliance Officer may grant waivers of any substantive restriction in appropriate circumstances (e.g., personal hardship) and will maintain records to justify such waivers.

Section 15: Definitions

Access Person – any Director of AARP Financial other than disinterested or independent directors, officer of AARP Financial, and any employee of AARP Financial who in the course of his or her regular duties is regularly privy to confidential information regarding AARP Funds, AARP Portfolios, or other AARP Financial products.

Automatic Investment Plan – any program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation, including, but not limited to, any dividend reinvestment plan (DRIP).

Clients – the AARP Funds and AARP Portfolios, their shareholders and any AARP members serviced by AARP Financial products.

Federal Securities Laws – the a) Securities Act of 1933, as amended; b) Securities Exchange Act of 1934, as amended; c) Sarbanes-Oxley Act of 2002; d) Investment Company Act of 1940, as amended; e) the Investment Advisers Act of 1940, as amended; f) title V of the Gramm-Leach-Bliley Act; g) any rules adopted by the SEC under the foregoing statutes; h) the Bank Secrecy Act, as it applies to funds and investment advisers; and i) any rules adopted under relevant provisions of the Bank Secrecy Act by the Securities and Exchange Commission or the U.S. Department of the Treasury.

Reportable Security – any security as defined in Section 202(a)(18) of the Investment Advisers Act of 1940, as amended, and Section 2(a)(36) of the Investment Company Act of 1940, as amended except a) direct obligations of the Government of the United States; b) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; c) shares issued by money market funds; d) shares issued by open-end funds other than funds advised by AARP Financial or funds whose investment adviser or principal underwriter controls, is controlled by or is under common control with AARP Financial; and e) shares issued by unit investment trusts that are invested in one or more open-end funds, none of which are excluded by d) above.